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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: SEPTEMBER 28, 2007

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION TO DISCLOSURE

      Additional information with respect to the Company’s Fleet Status Report at September 28, 2007 is attached hereto as Exhibit 99.1. Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 19 of the Exchange Act.

ITEM 8.01 OTHER EVENTS

      The ATWOOD FALCON is currently working for Petronas Carigali Sdn. Bhd. (“Petronas”) under an assignment of the rig’s current contract with Sarawak Shell Berhad (“Shell”). The Petronas work involves the drilling of four (4) wells which is expected to take to the end of December 2007 to complete. The operating dayrate is the same as for Shell of $160,000/$200,000 depending upon water depth of each well drilled. At this time, we expect all of the Petronas work will be at the $160,000 dayrate. Immediately upon completion of the Petronas drilling program, the rig will return to work for Shell.

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2006, filed with the Securities and Exchange Commission.

ITEM 9.01      EXHIBITS

EXHIBIT 99.1 Fleet Status Report at September 28, 2007

EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION

99.1	Fleet Status Report at September 28, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: September 28, 2007